LIQUID ASSETS PORTFOLIO                                            SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:   8/31/2009
FILE NUMBER:         811-02729
SERIES NO.:          16

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
72DD.   1   Total income dividends for which record date passed during the period. (000's Omitted)
            Institutional                 $  206,291
        2   Dividends for a second class of open-end company shares (000's Omitted)
            Private                       $    7,320
            Personal                      $    1,099
            Cash Management               $   30,960
            Reserve                       $      352
            Resource                      $    9,864
            Corporate                     $   26,107

73A.        Payments per share outstanding during the entire current period: (form nnn.nnnn)
        1   Dividends from net investment income
            Institutional                     0.0129
        2   Dividends for a second class of open-end company shares (form nnn.nnnn)
            Private                           0.0099
            Personal                          0.0078
            Cash Management                   0.0121
            Reserve                           0.0059
            Resource                          0.0109
            Corporate                         0.0126

74U.    1   Number of shares outstanding (000's Omitted)
            Institutional                 20,262,455
        2   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
            Private                          748,687
            Personal                         145,650
            Cash Management                3,194,080
            Reserve                           73,017
            Resource                         800,304
            Corporate                      6,080,049

74V.    1   Net asset value per share (to nearest cent)
            Institutional                 $     1.00
        2   Net asset value per share of a second class of open-end company shares (to nearest cent)
            Private                       $     1.00
            Personal                      $     1.00
            Cash Management               $     1.00
            Reserve                       $     1.00
            Resource                      $     1.00
            Corporate                     $     1.00
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